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Exhibit 10(f). Senior Management 2002 Change In Control Bonus Program (without extended benefits)

             SENIOR MANAGEMENT 2002 CHANGE IN CONTROL BONUS PROGRAM

         Admiralty Bancorp, Inc. (the "Company") has implemented a Senior Management 2002 Change in Control Bonus Program (the "Program") for (Name) (the Senior Management Employee) that will take effect in the event of a Change in Control (as hereinafter defined) of Admiralty Bancorp, Inc. or Admiralty Bank.

I.       DEFINITIONS

         a.       Change in Control - A "Change in Control" shall mean:

(1) a reorganization, merger, consolidation or sale of all or substantially all of the assets of the Company, or a similar transaction in which the shareholders of the Company prior to such transaction cease owning a majority of the voting interests in the resulting entity;

(6) individuals who constitute the Incumbent Board (as herein defined) of the Company cease for any reason to constitute a majority thereof;

(7) the occurrence of any transaction requiring the approval of the Board of Governors of the Federal Reserve System under 12 C.F.R. 225.41 et seq., except a transaction by any party owning 10% or more of the Company's outstanding stock as of the day hereof; or

(4) an event of a nature that would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or

(5) Without limitation, a change in control shall be deemed to have occurred at such time as (i) any "person" (as the term is used in Section 13(d) and 14(d) of the Exchange Act) other than the Company is or becomes a "beneficial owner" (as defined in Rule 13-d under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities ordinarily having the right to vote at the election of directors, excluding any securities purchased by Employer's employee stock ownership plan and trust, or any other employee benefit plans established by Employer from time to time in determining whether such person is the beneficial owner of more than 25% of Employer's securities; or

(6) A proxy statement soliciting proxies from stockholders of the Company is disseminated by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged or converted into cash property or securities not issued by the Company;

(7) A tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

For these purposes, "Incumbent Board" means the Board of Directors of the Company on the date hereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors


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comprising the Incumbent Board, or whose nomination for election by members or stockholders was approved by the same nominating committee serving under an Incumbent Board, shall be considered as though he were a member of the Incumbent Board.

         b. Qualifying Event - A "Qualifying Event" is the event described in Section II of this Program.

         c. Change in Control Bonus Payment - A "Change in Control Bonus Payment" is the payment made to the Senior Management Employee under Section III below.

II.      QUALIFYING EVENTS

         The following event or action will be a "Qualifying Event": A Change in Control regardless of whether or not the Senior Management Employee's employment continues after the Change in Control.

III.     CHANGE IN CONTROL BONUS PAYMENT

         If a Qualifying Event occurs while the Senior Management Employee is employed by Admiralty Bancorp, Inc. or any of its subsidiaries, the Company shall (or shall cause the Bank), or its legal successor shall, make a Change in Control Bonus Payment of $ (Amount) in cash, to the Senior Management Employee. If the Senior Management Employee becomes subject to the excise tax imposed under Section 280 G of the Internal Revenue Code, as a result of their compensation from Admiralty Bancorp, Inc. or its subsidiaries, during the year in which the Change in Control Bonus Payment is made, an additional sum will be paid to the Senior Management Employee so that the Senior Management Employee receives net compensation after deduction of the excise taxes that they would have received if they had not been subject to the excise tax.

IV.      TIMING OF PAYMENT

         Any Change in Control Payment will be paid in a lump sum, in cash, simultaneous with the effectiveness of the Change in Control, and will be subject to all legally mandated withholding (e.g., Federal, State or Local taxes).

V.       EMPLOYMENT STATUS

         Unless a Senior Management Employee has a written employment contract, all employment by Admiralty Bancorp, Inc. or its subsidiaries is employment at will, and either Admiralty Bancorp, Inc. or its subsidiaries or the Senior Management Employee may terminate the employment relationship at any time and for any reason. Nothing in the Program changes the Senior Management Employee's employment status. The Program merely establishes each Senior Management Employee's right to a Change in Control Bonus Payment should a Qualifying Event occur.

VI.      INELIGIBILITY FOR "EMPLOYEE SEVERENCE PROGRAM"

         Senior Management employees are ineligible to receive any benefits under the "Employee Severance Program."

VII.     MISCELLANEOUS PROVISIONS


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         a.       Nonexclusive of Rights. Nothing in the Program shall prevent or limit the Senior Management Employee's continuing or future participation in any benefit, bonus, incentive, retirement or other plan or program provided by Admiralty Bancorp, Inc. or its subsidiaries and for which the Senior Management Employee may qualify, nor shall anything in the Program limit or reduce such rights as any Senior Management Employee may have under any other agreement with, or plan, program, policy or practice of Admiralty Bancorp, Inc. or its subsidiaries. Amounts which are vested benefits or which a Senior Management Employee is otherwise entitled to receive under any agreement with, or plan, program, policy or practice of, Admiralty Bancorp, Inc. or its subsidiaries shall be payable in accordance with such agreement, plan, program, policy or practice, except as explicitly modified by this Program. This Program does not affect the Senior Management Employee's rights or benefits under the Senior Management Change in Control Program.

         b. Spendthrift Provisions. No Senior Management Employee shall have any transmissible interest in the Program nor shall any Senior Management Employee have any power to anticipate, alienate, dispose of, pledge or encumber the Program, nor shall Admiralty Bancorp, Inc. or its subsidiaries recognize any assignment thereof, either in whole or in part, nor shall the Program be subject to attachment, garnishment, execution following judgment or other legal process.

         c. Program Administrator. Admiralty Bank shall be the administrator of the Program.

         d. Type of Program. The Program is a Change in Control pay welfare benefit plan. The Program is not an employee pension benefit plan.

VIII.    LUMP SUM ESCROW DEPOSITS

         In order to assure the availability of funds to make the Senior Management Change in Control Bonus Payment, the Bank will deposit lump sum payments in an escrow account pending any anticipated Change in Control. The funds will be placed in escrow not less than five business days prior to the anticipated effectiveness of the Change in Control. The funds will remain in the control of Admiralty Bank and will be distributed to the Senior Management Employee simultaneous with the Change in Control.



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         Admiralty Bancorp                  Senior Management Employee


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